Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Altair Nanotechnologies, Inc. of our reports dated March 11, 2008 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Altair Nanotechnologies, Inc. and subsidiaries for the year ended December 31, 2007.

/s/ Perry-Smith LLP
Sacramento, California
March 20, 2008